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                                 EXHIBIT 10.79

                              EMPLOYMENT AGREEMENT



                  This Employment Agreement (this "Agreement") is made and entered into this 1st day of September, 1996, by and between VERSAR, INC., a Delaware corporation ("Company"), its successors and assigns, and BENJAMIN M. RAWLS ("Executive").

                  Whereas, Company desires to assure itself of the services of Executive and Executive is willing to make his services available to Company on the terms and conditions set forth below.

                  Now, therefore, in consideration of the premises and mutual promises contained in this Agreement, it is agreed:

                  1. Employment. Company hereby employs Executive and Executive hereby accepts employment with Company on the terms and conditions set forth in this Agreement.

                  2. Duties. Executive shall serve as Chairman, President and Chief Executive Officer of Company. Under the direction of the Board of Directors, Executive shall perform all assigned duties reasonably required of an employee in such positions and shall personally, diligently and faithfully perform his duties to the best of his ability, on a full-time and exclusive basis.

                  3. Compensation. Executive's compensation for the services performed under this Agreement shall consist of a Base Salary and Incentive Compensation, if any, as described below:

                           3.1     Base Salary.  Executive shall receive the
base salary approved by Company's Board of Directors, payable in regular bi-weekly installments (the "Base Salary"). The Base Salary will be reviewed annually by the Board of Directors in accordance with standard salary review procedures in effect from time to time for executive officers of Company. In no event shall the Base Salary be less than the Base Salary being paid to Executive on the date of this Agreement, unless Executive agrees to a reduction. In the event that Executive's employment with Company is terminated as provided in this Agreement, the Base Salary shall be deemed to be Executive's then current Base Salary or $250,000, whichever is greater.

                           3.2     Incentive Compensation.  In addition to the
Base Salary, Executive shall be eligible to earn incentive compensation in the form of cash or securities under bonus and incentive programs as may be in effect from time to time for executive officers of Company generally ("Incentive Compensation").

                           3.3     Withholding.  Executive agrees and
acknowledges that Company will withhold from Executive's compensation all taxes and other amounts which Company is required by law to withhold, including without limitation (i) federal income taxes, (ii) state income taxes, (iii) county, city or other local income taxes, and (iv) social security taxes.

                  4.       Benefits.

                           4.1     Generally.  Executive shall be entitled to
receive any and all benefits made available to executive officers of Company generally and such other benefits as the Board of Directors in its discretion may make available to Executive from time to time.





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                           4.2     Insurance.  Executive shall be eligible to
participate in all medical, hospitalization, dental, life, disability and other insurance plans as are in effect from time to time for executive officers of Company generally.

                           4.3 Other Benefit.  In lieu of the deferred
compensation program offered in the March 21, 1991 employment letter, Executive shall be eligible to participate in the Retired Executive's Insurance Program.

                           4.4     Personal Leave.  Executive shall be entitled
to take seven (7) weeks of paid personal leave annually.

                           4.5     Reimbursement for Reasonable Business
Expenses. Company shall reimburse Executive for customary and reasonable expenses incurred by him in performing his duties pursuant to this Agreement, in accordance with Company's then current reimbursement policy (including appropriate itemization and substantiation of expenses incurred).

                  5. Term. Subject to early termination of this Agreement in accordance with Section 6 or 7 below, the term of Executive's employment hereunder shall commence on the date hereof, and shall continue for a period of two (2) years. Executive expressly agrees and acknowledges that Company has no obligation to renew this Agreement or to continue Executive's employment after the two-year term.

                  6.       Termination by Company.

                           6.1     Termination With Cause.  Company shall be
entitled to terminate Executive's employment and services immediately upon written notice to Executive, except in the case of death, specifying the date of termination in the event that (i) Executive fails to carry out assigned duties after being given prior warning and an opportunity to remedy the failure; or (ii) Executive breaches any material term of this Agreement; (iii) Executive engages in fraud, dishonesty, willful misconduct, gross negligence or breach of fiduciary duty (including without limitation any failure to disclose a conflict of interest), in the performance of his duties hereunder; (iv) Executive is convicted of a felony or crime involving moral turpitude; (v) Executive suffers a permanent and total disability which for at least six months prevents his performance of his duties hereunder if such permanent disability is covered by Workers Compensation or long term disability insurance, or both; or (vi) Executive dies. For eight weeks following Company's termination of this Agreement with cause pursuant to this Section 6.1, Company shall continue to pay Executive his Base Salary in effect as of the date of termination and make available the benefits set forth in Section 4. All other obligations of Company hereunder shall cease as of the date of termination.

                           6.2     Termination Without Cause.  Company shall be
entitled to terminate Executive's employment and services without cause upon not less than sixty (60) days' prior written notice to Executive specifying the date of termination. If Company terminates Executive's employment without cause at any time during the two-year term, Company shall give Executive a lump sum payment equivalent to one year of Executive's then current Base Salary, any Incentive Compensation to which Executive would have been entitled as of the date of termination, any deferred compensation, any accrued personal leave and continue to make available the benefits set forth in Section 4 for twelve (12) months. All other obligations of Company hereunder shall cease as of the date of termination. Notwithstanding the foregoing, during the eighteen months immediately following Company's termination of this Agreement without cause, Executive shall be entitled to the vesting of any and all stock options issued by Company pursuant to its Incentive Stock Option Plan in accordance with the vesting schedule in his grant of option, and vesting of any and all other options, warrants, or shares, and Executive shall have the right to exercise such options or warrants, or purchase such shares under the same terms and conditions applicable to Executive prior to termination.





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         7.       Termination by Executive.

                  7.1 Termination for Any Reason. Executive may terminate his employment and services at any time and for any reason by giving Company at least thirty (30) days' prior written notice specifying the date of termination. If Executive terminates the Agreement in accordance with this
Section 7.1, then from the date of Executive's notice to the date of termination (provided that during this notice period, Company does not terminate Executive for cause under Section 6.1 above), Company shall continue to pay Executive his Base Salary in effect as of the date of termination, and any Incentive Compensation to which Executive would have been entitled as of the date of termination, any deferred compensation, any accrued personal leave and continue to make available the benefits set forth in Section 4 until the date of termination. All other obligations of Company hereunder shall cease as of the date of termination.

                  7.2 Termination for Change in Circumstances or Control. Notwithstanding Section 7.1 above, if Executive terminates this Agreement as a result of a Change of Circumstances or Change in Control, as defined below, then for eighteen months following Executive's termination of this Agreement pursuant to Section 7.1, Company shall continue to pay Executive his Base Salary in effect as of the date of termination, any Incentive Compensation to which Executive was entitled as of the date of termination, any deferred compensation, any accrued personal leave and continue to make available the benefits set forth in Section 4 for eighteen (18) months. All other obligations of Company hereunder shall cease as of the date of termination; provided, however, if there is a Change in Control, Executive shall be entitled to the immediate vesting of any and all stock options regardless of whether Executive terminates his employment based on such Change in Control.

                           7.2.1  Change in Circumstances.  For the purposes of
Section 7.2, a "Change in Circumstances" shall be deemed to occur if and only if there occurs:

                                    (a) a change in Executive's title of
Chairman, President and Chief Executive Officer;

                                    (b) a reduction in Executive's Base Salary
unless agreed to by Executive;

                                    (c) a change in the geographic location
where Executive's position is based of more than 50 miles; or

                                    (d) a Change in Control (as defined below)
of Company without the concurrence of Executive, followed by (i) any material change in Executive's positions, authorities, powers, duties, responsibilities or functions from those that were in effect immediately prior to the Change in Control, except in connection with the termination of Executive's employment by Company for cause in accordance with Section 6.1 above; or (ii) a personal determination by Executive that, as a result of a change in circumstances significantly affecting his position which occurred without his approval and which was caused by a Change in Control within six months after a Change in Control occurs, he is unable to carry out the authorities, powers, duties, responsibilities or functions carried out by him prior to such Change in Control.

                           7.2.2  Change In Control.  For the purposes of
Section 7.2, a "Change in Control" shall be deemed to occur if and only if:

                                   (a) any person, partnership, association,
trust or other entity, or any "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), becomes the "beneficial owner," as defined in Rule 13d-3 promulgated under the Exchange Act, directly or indirectly, of securities of Company representing more than twenty-five percent (25%) of the combined voting power of Company's then outstanding securities;





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                                   (b) during the term of this Agreement,
individuals who at the beginning of such 24-month period were directors of Company cease for any reason to constitute a majority of the Board of Directors of Company (or of any successor to Company by merger, consolidation, reorganization, sale of assets or otherwise), unless three-quarters of the Board at the beginning of such 24-month period approve the nomination of each of the directors who were not directors at the beginning of such 24-month period (other than in a nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of Directors of Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act); or

                                   (c) a majority of the Board determines in
its sole and absolute discretion that there has been a Change in Control of Company, which determination may be made in advance of the event constituting such Change in Control.

         8. Survival. This Agreement shall survive any Changes in Control, change in management of Company, and any merger, consolidation, reorganization, sale of assets or sale of stock of Company.

         9.       Non-Competition and Non-Solicitation.

                  9.1 Prohibition. Executive acknowledges that Company's business and employee relationships are maintained at great expense and effort. Executive further acknowledges that, by virtue of his employment under this Agreement, he will have an extensive and unique opportunity to establish and maintain valuable contacts with Company's customers and employees and the opportunity both during and after employment to unfairly compete with Company, its subsidiaries and affiliates. Therefore, Executive agrees that during the term of his employment with Company and for a period of the balance of the term of this Agreement or twelve (12) months following termination of such employment, whichever is greater, he shall not compete with the business of Company, its subsidiaries or affiliates. For the purpose of this Agreement, activities among others which shall be deemed competitive include: (i) encouraging any customers of Company, its subsidiaries or affiliates to become a customer of Executive or of any other person except through normal competitive bidding; or (ii) encouraging any employee of Company, its subsidiaries or affiliates to become an employee of Executive or of any other person.

                  9.2 Remedies for Breach. Executive acknowledges that the damage to Company, its subsidiaries and affiliates resulting from a breach of this Section 9 may cause irreparable injury. Therefore, in the event of any such breach, Company, its subsidiaries and affiliates shall be entitled to seek such remedies as are available at law or equity to restrain and enjoin Executive from continuing to violate the provisions of this Section 9.

                  9.3      Binding Effect.  In the event that any part of this
Section 9 shall be deemed by a court of competent jurisdiction to be in violation of applicable law for any reason whatsoever, than such part shall not be deemed to be void, but shall be deemed to be modified so as to be valid and enforceable, and the remaining provisions of this Section 9 or of this Agreement shall not be affected. The provisions of Section 9 shall survive the termination of Executive's employment for any reason.

         10.      Confidentiality and Non-Disclosure.

                  10.1 Prohibition. Executive understands and acknowledges that the success of Company's business is dependent upon the secrecy and non-disclosure of many confidential plans, procedures and methods. Therefore, Executive agrees that he will not directly or indirectly disclose to any person or use for his own purposes any confidential information, records, data, formulae, specifications, customer lists, ideas, inventions, plans concerning business or product development, business procedures, contract proposals or such proprietary information or other trade secrets of Company, its subsidiaries or affiliates ("Confidential Information")





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provided such information is marked as such or Executive has reason to know it is confidential. Upon termination of this Agreement and employment hereunder, Executive agrees to promptly deliver to Company all papers, records, files, other documents and Confidential Information belonging to Company, its subsidiaries and affiliates and to not retain any copies thereof.

                  10.2 Remedies for Breach. Executive acknowledges that the damage to Company, its subsidiaries and affiliates resulting from a breach of this Section 10 may cause irreparable injury. Therefore, in the event of any such breach, Company, its subsidiaries and affiliates shall be entitled to seek such remedies as are available at law or equity to restrain and enjoin Executive from continuing to violate the provisions of this Section 10.

                  10.3 Binding Effect. The provisions of Section 10 shall survive the termination of this Agreement and Executive's employment for any reason.

         11.      Results and Proceeds.

                  11.1 Ownership. As Executive's employer, Company shall own all rights in and to the results and proceeds connected with or arising out of, directly or indirectly, Executive's services hereunder. Executive hereby assigns to Company all right, title and interest in and to all intellectual property, discoveries and trade secrets which Executive may solely or jointly conceive, design, develop, create or suggest or cause to be conceived, designed or developed or created during the term of Executive's employment by Company, which relate to Executive's employment or Company's business. For purposes of this Agreement, the term "intellectual property" shall include, without limitation, any ideas, concepts, literary material, designs, drawings, illustrations, photographs, patentable ideas and musical compositions. To the extent that any such intellectual property may be protectable pursuant to applicable copyright law, Executive acknowledges that such property is a work for hire within the meaning of such law.

                  11.2 Further Assurances. Executive hereby agrees to execute any documents necessary to evidence Company's proprietary interest in any intellectual property, discovery or trade secrets referred to Section 11.1 above. In the event Company is unable, for any reason whatsoever, to secure Executive's signature to any lawful and necessary document required to apply for protection of, or enforce any rights with respect to, any copyrights, trademark, patent or other proprietary rights, Executive hereby irrevocably designates and appoints Company, and its duly authorized officers and agents, as his agent and attorney-in-fact, whose power is coupled with an interest, to act for and in Executive's behalf and stead, to execute such documents and to do all other lawful acts to protect Company's interest in any such copyright, trademark, patent or other proprietary right with the same legal force and effect as if executed by Executive.

         12.      Miscellaneous.

                  12.1 Conformity with the Immigration Reform and Control Act of 1986. Upon request, Executive agrees to furnish Company with all documentation needed to satisfy the requirements of the Immigration Reform and Control Act of 1986.

                  12.2 Waiver. The failure of either party to insist, in any one or more instances, upon performance of the terms or conditions of this Agreement shall not be construed as a waiver or a relinquishment of any right granted hereunder or of the future performance of any term or condition.

                  12.3 Notices. Any notice to be given hereunder shall be deemed sufficient if addressed in writing and delivered by registered or certified mail or delivered personally, in the case of Company, to its principal business office in Springfield, Virginia and, in the case of Executive to his address appearing in the records of Company, or to such other address as he may designate in writing to Company.





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                  12.4     Severability.  In the event that any provisions
shall be held to be invalid or unenforceable for any reason whatsoever, it is agreed that such invalidity or lack of enforceability shall not affect any other provision of this Agreement and the remaining provisions hereof shall continue in full force and effect. Any court of competent jurisdiction may so modify the objectionable provision as to make it valid, reasonable and enforceable.

                  12.5 Amendment. This Agreement may be amended only by an agreement in writing signed by the parties hereto.

                  12.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia.

                  12.7 Coverage. The provisions of this Agreement regarding the terms and conditions of Executive's employment shall not preclude Executive from participating in any other employee compensation or benefit program adopted by Company for which he is otherwise eligible.

                  12.8 Resignation from Offices. Upon termination of his employment, Executive shall be deemed to have resigned as an officer and director of Company, its subsidiaries and affiliates, if then so acting, as of the date of such termination.

                  12.9 Benefit. This Agreement shall be binding upon and inure to the benefit of and shall be enforceable by and against Company, its successors and assigns and Executive, his heirs, beneficiaries and legal representatives. This agreement may be assigned by Company but may not be assigned by Executive.

                  12.10 Entire Agreement. This Agreement contains the entire agreement of the parties with respect to Executive's employment by Company and supersedes any prior or simultaneous agreements between them, whether oral or written, regarding such employment, except any confidentiality agreements between Executive and Company. There are no other agreements, covenants or representations, express or implied, concerning Executive's employment by Company except those expressly set forth herein.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date above written.


                                           VERSAR, INC.


                                           By:  /S/ John P. Horton
                                              ------------------------------


                                              John P. Horton
                                              ---------------------------------

                                              Chairman, Compensation Committee
                                              ---------------------------------



                                                /S/ Benjamin M. Rawls
                                              ---------------------------------
                                                    Benjamin M. Rawls